AMENDMENT TO DEVELOPMENT AGREEMENT
                           AND FRANCHISE AGREEMENT[S]

     THIS AMENDMENT TO DEVELOPMENT AGREEMENT AND FRANCHISE AGREEMENT[S] ("Amendment") is made and entered into effective as of the ______ day of ___________, 2000, by and between APPLEBEE'S INTERNATIONAL, INC., a Delaware corporation ("Franchisor"), _________________________, a _________________
corporation ("Developer" or "Franchisee") and _______________________ (individually, "Principal Shareholder", and collectively, "Principal Shareholders"):

         WITNESSETH:

     WHEREAS, Franchisor franchises the Applebee's Neighborhood Grill & Bar restaurant system (the "System"); and

     WHEREAS, Franchisor and Developer have entered into the Development Agreement listed on Schedule 1 (as amended from time to time, the "Development Agreement") and the Franchise Agreement[s] listed on Schedule 1 (as amended from time to time, collectively, the "Franchise Agreements" and, individually a "Franchise Agreement"), relating to the development and operation of certain Applebee's Neighborhood Grill & Bar restaurants (the "Restaurants"); and

     WHEREAS, pursuant to said Development Agreement and Franchise Agreement[s], Developer has opened for operation or commenced construction on a Restaurant at each of the locations identified on Schedule 1; and

     WHEREAS, the parties desire to amend the Development Agreement and Franchise Agreement[s] as herein set forth.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

1.   Notwithstanding  anything  to the  contrary  contained  in  Section  1.1 or
     Section 9.1 of the Development Agreement, the term of the Development Agreement shall be extended to expire twenty (20) years from the date hereof, unless sooner terminated as permitted pursuant to the terms of this Amendment or the Development Agreement.

2.   Section 2.1 of   the  Development  Agreement is  hereby amended by deleting the same as it now appears and inserting the following in its place and stead:

     A2.1. Developer shall develop the number of Restaurants franchised by Franchisor in the Territory during the period commencing on November 1, 1999 and expiring October 31, 2004, in accordance with the schedule outlined on Appendix A.2 hereof ("Initial Development Period").

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3.   The  Appendix  A.2,  attached  hereto as Exhibit A [and Exhibit B] shall be deemed attached to and incorporated by reference into the Development Agreement, the same as if originally attached thereto as the Initial Development Period schedule.

4. The provisions of Section 2.3 of the Development Agreement shall remain in effect.

5. Section 3.1 of the Development Agreement is hereby amended by deleting the same as it now appears and inserting the following in its place and stead:

     3.1 During the period commencing on November 1, 2004 and expiring January 1, 2020, Developer shall develop and open for business in the Territory, in accordance with the parameters established under Subsection 3.2, that number of additional Restaurants as is required to achieve at the end of such period, a total number of Restaurants open for business within the Territory which, after including the Restaurants currently open and operating for business within the Territory, will equal the Minimum Development Potential of the Territory (as defined herein below)."

6. Section 3.2 of the Development Agreement is hereby amended by deleting the same as it now appears and inserting the following in its place and stead:

     3.2 (a) Each consecutive two (2) year period, commencing with the period beginning on November 1, 2004, is hereafter referred to as a "Subsequent Development Period."

     (b) On or before the commencement of each Subsequent Development Period, Franchisor shall provide to Developer an updated Appendix A.2 showing the number of Restaurants to be developed by Developer during such Subsequent Development Period ("Subsequent Development Schedule"), together with a detailed summary of the Minimum Development Potential calculations used to determine the Subsequent Development Schedule. The minimum development potential ("Minimum Development Potential") shall be determined as follows:

     (i) Each A.D.I. comprising all or a portion of the Territory shall be placed into one of four market categories ("Market Categories"), identified as either a "Small Market", defined as those A.D.I.s containing less than 135,000 households in metropolitan counties within the Territory with incomes greater than $25,000 ("Income
          Qualified Metro Household"); a "Medium Market", defined as those A.D.I.s with containing 135,000 to 399,999 Income Qualified Metro Households; a "Large Market", defined as those A.D.I.s containing 400,000 to 1,399,999 Income Qualified Metro Households; or a "Mega

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          Market",  defined as those A.D.I.s containing 1,400,000 or more Income
          Qualified Metro Households (Small Market, Medium Market, Large Market or Mega Market may also be referred to herein individually as an "A.D.I. Market" or collectively as "A.D.I. Markets"). The parties understand and agree that the income level set forth above may, but need not, be adjusted upward or downward by Franchisor once every five
          (5) years in order to reflect changes in household income, such adjustments to be determined by reference to the United States Census Bureau's Median Household Income Index or if such index no longer exists at the time it is to be used, then the index employed shall be such other generally known index used by NPD Crest or such other similar company then used by Franchisor.

     (ii) Each county within an A.D.I. Market shall be classified as a "Metropolitan County", those counties with a total population greater than 50,000; a "Small Town County", those counties with a total population of 20,000 to 50,000; or an "Other County", those counties with a total population less than 20,000 (Metropolitan County, Small Town County and Other County may be for description purposes also referred to herein as a "County Type").

     (iii)Each A.D.I. Market shall at that time be assigned to one of four development groups according to the level of development penetration which Developer has achieved in the A.D.I. Market as compared to the level of development penetration achieved by all domestic development in the System. The four development groups will be determined by ranking each A.D.I. in the System within each of the Market Categories from most developed to least developed. The A.D.I.s, in ranking order from most developed to least developed, shall then be divided into four substantially equal development groups: "Opportunistic Group", "Second Group", "Third Group" and "Lower Limit Group". The average number of Restaurants per Income Qualified Metro Household developed by the top three territories in the System of the Second Group in each A.D.I. Market category shall be the development target for each such A.D.I. Market category ("Penetration Target").

     (iv) The total number of Restaurants to be developed by Developer in each Metropolitan County of an A.D. I. Market shall be equal to the number of Income Qualified Metro Households in such A.D.I. Market divided by the Penetration Target ("Metropolitan Development Potential"). The Metropolitan Development Potential minus the number of Restaurants in each Metropolitan County then open and operating in said A.D.I. Market shall be the number of Restaurants in each Metropolitan County then available for development in the A.D.I. Market ("Metropolitan Development Balance"). Until such time as Franchisor releases other prototypes for use in Small Town or other Counties, as hereinafter more fully described, the Metropolitan Development Balance shall be the Developer's "Minimum Development Potential" for the Territory.

     (v) The Minimum Development Potential shall be the maximum number of Restaurants Franchisor may include on the Subsequent Development Schedule and thus require Developer to develop in the A.D.I. Market during the next Subsequent Development Period; subject, however, to the minimum and maximum development criteria outlined in paragraph (c) and (d) of this Subsection 3.2. In the event, however, a particular

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


          A.D.I. Market is in the Opportunistic Group, Developer and Franchisor shall negotiate in good faith a mutually agreeable Subsequent Development Schedule; provided, however, said Subsequent Development Schedule shall not reflect a number of Restaurants less than the remaining undeveloped portion of the Metropolitan Development Potential, nor shall the Developer be required (without its consent) to develop more than the remaining undeveloped portion of the Metropolitan Development Potential."

7. Section 3.2 of the Development Agreement is hereby amended by inserting immediately after paragraph (b), the following:

     (c) During each Subsequent Development Period that Developer has less than ten (10) Restaurants open and operating in the Territory, Developer shall be required to develop no more than one (1) Restaurant each calendar year that the number of Restaurants in Developer's Territory does not meet or exceed the Minimum Development Potential of the Territory. During each Subsequent Development Period that Developer has ten (10) or more Restaurants in the Territory, Developer shall be required to develop no more than two (2) Restaurants each calendar year that the number of Restaurants in the Territory does not meet or exceed the Minimum Development Potential for the Territory.

     (d) Notwithstanding the Minimum development Potential for which Developer might otherwise be obligated in order to satisfy the Penetration Target for the Territory, Developer shall not be required to develop more than ten (10) Restaurants in any one calendar year in the Territory. In the event Developer holds other development agreements with the System or the Principal Shareholders of Developer are the identical Principal Shareholders of other entities who hold other development agreement[s] within the System (such other entities being defined hereunder as "Affiliates"), Developer, together with such Affiliates, may limit their combined development under all such development agreements to no more than ten (10) Restaurants in the aggregate in any calendar year. Provided however, Developer and Principal Shareholder[s] hereby acknowledge that if Developer exercises its option under this provision to limit its combined development with its Affiliates and after so limiting its development, Developer (together with its Affiliate) does not achieve such aggregate development, Developer shall be in default under that development agreement(or all such development agreements as the case may be) but only such development agreement(s) which did not meet the individual Subsequent Development Schedule calculated and agreed to for that individual development agreement."

8.   The provisions of Section 3.3 shall remain in effect.

9. Notwithstanding the foregoing and in additional thereto, Franchisor shall further divide and place those counties identified as Small Town Counties and Other Counties on a separate list, attached hereto as Appendix A-3. It is understood that the matters set forth in paragraphs 2-6 of this Amendment are intended for the development of the Metropolitan Counties in

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     the A.D.I.  Market and that this  paragraph  7 is  intended  to (and shall)
     provide for the development of all other counties (i.e., Small Town Counties and Other Counties) in the A.D.I. Market ).

     (a) At such time as Franchisor makes available to the franchise system as a whole a small town Restaurant prototype or a revised method of operation or both for use in smaller populated, less dense markets ("STC Release"), Franchisor shall request Developer to commit to develop and open for operation pursuant to a pre-determined development schedule the number of Restaurants utilizing the STC Release and in the specified counties set forth on the written request tendered to Developer by Franchisor (the "STC Notice"). The counties so specified will be a portion of those shown on Appendix A-3. The STC Notice provided Developer will further reflect the proposed development schedule for all such STC Releases. Within 30 days of Developer's receipt of such STC Notice, Developer shall indicate in writing whether it desires to develop a STC Release in all or a portion of the counties listed. Thereafter, the development schedule suggested in the STC Notice will be adjusted by the Franchisor, using the same pace of development as set forth in paragraph 7 above. With respect to this process, the Franchisor and Developer will review the development feasibility of each county listed in the STC Notice, giving appropriate consideration to such factors as liquor license availability, proximity to existing Restaurants, the presence or absence of competitive concepts and other such matters as Franchisor deems appropriate. Any counties removed from the purview of the STC Notice by such negotiations will be returned to the pool of unused counties shown on the Appendix A-3 list for possible future development. At or before the conclusion of the 30 day notice period, unless otherwise extended in writing, Developer shall:

     (i) Signify its agreement to develop in accordance with the STC Release in all of the listed counties and in accordance with the proposed development schedule included with the revised STC Notice and as a result, Developer's exclusive right to develop Restaurants in the Territory as previously granted remains unaffected;

     (ii) Signify its agreement to develop a STC Release in a portion of the listed counties, and in such event, Developer shall no longer have the exclusive right to develop Restaurants in the counties in which it chose not to develop the STC Release and will be subject to the terms set forth in subparagraph (c) below; or

     (iii)Reject the development of a STC Release in all of the STC Notice listed counties, and in such an event, Developer shall no longer have the exclusive right to develop Restaurants in the counties listed in the final STC Notice and will be subject to the terms of subparagraph
          (c) below; or

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     (iv) Seek  mediation of the inclusion of one or more of the counties in the
          STC Notice with the National Franchise Mediation Board in accordance with Section 9(b); or

     (v) Fail to respond in writing to the STC Notice, in which event the Developer will no longer have the exclusive right to develop Restaurants in the counties set forth in the STC Notice and will be subject to the terms of subparagraph (c) below.

     (b) In the event the Developer contests the STC Notice as referenced in subparagraph 9(a)(iv) above, such disagreement shall be submitted for mediation to a board to be formed that shall be known as the National Franchise Mediation Board (the "NFMB"), which shall be comprised of two (2) individuals appointed by Franchisor, two (2) individuals appointed by the Franchise Business Council and one (1) individual chosen by the foregoing four (4) individuals, in accordance with the following:

     (i) Developer will deposit with Franchisor at the time of the filing of its written demand for mediation an amount equal to $35,000 times the number of counties about which Developer is contesting development. Notwithstanding the foregoing, in no event shall less than $35,000 be so deposited. If the deposit is not so timely made, then in such an event, the Developer shall be deemed to have waived its right to request mediation and further, deemed to have elected alternative (v) as set forth in subparagraph 9(a) above.

     (ii) The NFMB will determine in its sole discretion the procedure, time limits and additional filing and responses required with respect to the mediation. However, it is understood and agreed by all parties that the mediation is intended to provide a more expeditious resolution of the matter submitted to the NFMB.

     (iii) The   mediation   decision   to  be   rendered  by  the NFMB  will be
          binding upon all parties to the mediation.

     (iv) The party for whom a favorable decision is rendered shall receive from the other party reimbursement for all out of pocket costs and expenses, including attorneys fees, incurred with respect to the mediation which are determined to be reasonable by the NFMB.

     (v) At the conclusion of the mediation, the NFMB shall issue its decision either supporting Developer and indicating that the county(ies) to which the Developer objected shall be removed from the STC Notice (and returned to the pool of unused county(ies) shown on the Appendix A-3 list), or conversely, supporting Franchisor and indicating that the county(ies) about which an objection was raised should be so included in the STC Notice and therefore a STC Release should be developed therein.

     (vi) If the decision of the NFMB supports the Developer, then in such an event, the Developer shall maintain its exclusive right to the county
          (ies) in question, and shall continue to maintain its right to develop therein in the future. In addition, the amount of deposited by Developer shall be refunded to Developer.

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     (vii)If the decision of the NFMB  supports the  Franchisor  then in such an event, the Developer shall be required to construct the STC Release in the county (ies) in question, pursuant to the development schedule originally listed in the STC Notice. The funds previously deposited by Developer with Franchisor shall be applied to the Franchise fee due for each of said units at the rate of $35,000 per each unit. In the event Developer fails to develop some or all of the STC Releases in the county(ies) here in question, any unused deposit shall be forfeited and further, the Developer's exclusive rights to the county(ies) in which no development occurred shall be terminated and not subject to any first right of refusal rights, notwithstanding anything herein to the contrary.

     (c) Except as otherwise provided in subparagraph 9(b) hereof, in the event that the Developer, after receiving its STC Notice, falls within the purview of subparagraphs 9(a), (ii), (iii) or (v) above, the counties for which the Developer rejected the right to develop a STC Release, Franchisor may in its discretion seek another franchisee to develop the rejected counties or develop STC Releases in those counties on its own. Upon the identification of a bonafide prospective franchisee for those counties or upon the determination by Franchisor that it will develop those counties, Franchisor shall provide Developer with a written first right of refusal notice ("FROR Notice"), which FROR Notice will set forth the counties in question and the schedule development. Developer shall have 30 days within which to respond to such FROR Notice in writing. Such response shall be solely to accept or reject in whole its right of refusal. No partial acceptances will be honored by the Franchisor. In the event the Developer fails to respond or responds and indicates its desire not to develop the counties listed, then Developer's exclusive right to develop such counties shall no longer be valid and exclusivity rights previously granted in the Development Agreement as to those counties shall be of no further effect, and in such an event the Franchisor may grant a third party prospective franchisee the right to develop STC Releases in those counties or develop STC Releases itself, without regard to the Developer. Conversely, if the Developer responds to the FROR Notice in writing and indicates its desire to build the STC Releases listed in compliance with the schedule set forth, and at the same time tenders a non-refundable deposit in the amount of $35,000 for each of the Restaurants to be developed in the counties listed in the FROR Notice, the Developer shall have the right to develop said STC
          Releases and shall further retain the exclusive right to develop Restaurants in the counties so listed.

     (d) As to the other counties unallocated under the foregoing process set forth in subparagraph (c) and shown on Appendix A-3, Franchisor may issue future notices regarding development of the same STC Release for use in some or all of the counties. Further, Franchisor may create other new small town prototypes using the System developed for the Restaurants, which extend the brand name but which would more likely be adaptable to the demographics shown for some or all of the other counties listed on the Appendix A-3 which have not been identified for development under the preceding sentence or under subparagraph (b) above. As each such release (which may be in one or more increments) is developed by the Franchisor, the same procedures set forth in subparagraphs (a) and (b) above shall apply.

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     (e)  Once the STC Release is released by  Franchisor  for use in the System as a whole, the development and opening of a Restaurant in a county listed on Appendix A-3 will not apply to or substitute for the development required under paragraph 2 hereof. However, in the event Developer fails to develop and open the Restaurants called for under this paragraph pursuant to the schedule established by Franchisor, such default in development shall only effect the Developer's right to open and operate in the counties so listed. If Developer fails to open one or more of the STC Release Restaurants in the total aggregate time period set forth in the schedule, then in such an event, Developer shall lose its rights to develop any STC Releases in the counties listed in the STC Notice or the FROR Notice (as the case may be) wherein no Restaurant is in operation and further, the exclusivity provided by this Development Agreement shall be of no further force or effect with respect to those counties listed in said Notice (but only as to said affected counties) and Franchisor may grant development rights to a third party or develop said counties itself. It is understood that the 60 day period provided for in Section 2.3 of the Development Agreement shall apply to all of the Restaurants to be developed under this paragraph.

10. In the event, as a result of the matters described in paragraph 9 hereof, or for some other reason, more than one franchisee operates in an ADI, the provisions contained in the Manuals with respect to co-operative marketing/advertising programs shall apply.

11. Section 4.3 of each Development Agreement described on Schedule 1 is hereby amended by deleting the same as it now appears and inserting the following in its place and stead:

     4.3 As partial consideration for the rights granted to Developer pursuant to the franchise agreements covering the Restaurants which Developer develops hereunder, Developer (as franchisee under each such franchise agreement) shall pay Franchisor a monthly royalty fee as determined by Franchisor. Until January 1, 2020, the monthly royalty fee shall not exceed four percent (4%) of each calendar month's gross sales (as that term is defined in the form of franchise agreement which is attached hereto as Appendix B). Thereafter, the monthly royalty fee shall be as determined by Franchisor."


12. (a) Except as otherwise provided in subparagraph 12(b) hereof, Subsection 9.1(b) of each Franchise Agreement described on Schedule 1 is hereby amended by deleting the same as it now appears and inserting the following in its place and stead:

         (b) until January 1 of the year 2020, a monthly royalty fee equal to four percent (4%) of each calendar month's gross sales, as provided in Subsection 4.3 of the Development Agreement, as payment for Franchisee's continuing right to operate the Restaurant as part of the System. Thereafter, a monthly royalty fee as determined by Franchisor."

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


         (b) Notwithstanding the foregoing subparagraph 12(a), if a Franchise Agreement is listed on Schedule 1-A hereof, the 4% maximum royalty fee shall apply only for the remaining term of the Franchise Agreement.

13. (a)Except as provided in subparagraph 13(b) below, notwithstanding anything to the contrary contained in Section 1.2 of each Franchise Agreement described on Schedule 1, the term of the Franchise Agreement shall be extended to expire twenty (20) years from the date hereof, unless sooner terminated as permitted pursuant to the terms of the respective Franchise Agreement.

     (b) Notwithstanding the foregoing subparagraph 13(a), if a Franchise Agreement is listed on Schedule 1-A hereof, the term of said Franchise
     Agreement shall not be extended; rather, said Franchise Agreement shall retain its original term as set forth in the Franchise Agreement.

14.  Notwithstanding  Section  1.3 of  each  Franchise  Agreement  described  on
     Schedule 1but not listed on Schedule 1-A, as consideration for the additional term realized as a result of Franchisor issuing a new Franchise Agreement to Developer [extending the term] for each Restaurant, on the date which each original Franchise Agreement for the respective Restaurant would have expired, Developer shall pay Franchisor an additional franchise fee equal to $1,750 [$700 if elects is sign new Franchise Agreement form] multiplied by the difference between twenty (20) years and the number of years which would have been remaining under such original franchise agreement.

15. [Section 9.3 (a) of the Franchise Agreement shall be amended so as to provide that a royalty shall not be due upon the sale of a gift certificate by the Franchisee. Rather, royalty shall be due and payable upon the redemption of the gift certificate. Section 9.3 (b) (iii) shall be modified by deleting the same as it now appears and inserting in its place the following:

     The sale of merchandise for which a gift certificate is redeemed, if the initial sale of the gift certificate shall have been previously included in gross sales, . . ."

16. Section 18.3 of the Franchise Agreements listed on the attached exhibit and those to be issued in the future shall be amended by inserting the following subsection (c):

      (c) the production, distribution and sale of products through another restaurant or restaurants which do not utilize the System or the Applebee's Neighborhood Grill & Bar service mark and which otherwise compete or might compete with the Restaurant."

17. (a) If the Developer has timely developed and opened for operation the Restaurants called for by Appendix A.2 and thereafter during a Subsequent Development Period objects to the development of the last Restaurant required during that Subsequent Development Period under Article 3 of the Development Agreement, then, Franchisor hereby grants Developer the right to make a written demand for a study as to whether said last Restaurant may be located in the Territory or whether said Restaurant will at that time cannibalize the sales and traffic with respect to its other existing Restaurants in the Territory. In the event a written request for such a study is received by Franchisor prior to the end of the subsequent
     Development Period in question and prior to any default under the Development Agreement, then, in such an event, Franchisor and Developer shall in good faith attempt to resolve the issue regarding whether the last Restaurant should or should not be developed and opened. If an agreement cannot be reached (which process may include the Franchisor and Developer ordering a PIN study at Developer's cost) Franchisor and Developer shall submit the disagreement to the NFMB for handling and disposition. The submission of said disagreement will be in accordance with subparagraph 17(b) hereof.

     (b) The following shall apply to the submission to the NFMB pursuant to the preceding paragraph:

     (i) The disagreement shall be submitted by the Developer by way of a written demand for mediation tendered to Franchisor within thirty (30) days after the Franchisor has indicated to the Developer that an agreement cannot be reached. Developer will deposit $35,000 with Franchisor at the time of the filing of its written demand for mediation. If the demand or the deposit or either or both of them are not so timely made, then in such an event, the Developer shall be deemed to have waived its right to request mediation and further, shall be deemed to have elected to accept the full number of Restaurants Franchisor had determined for the Subsequent Development Period then in question.

     (ii) The NFMB will determine in its sole discretion the procedure, time limits and additional filing and responses required with respect to the mediation. However, it is understood and agreed by all parties that the mediation is intended to provide a more expeditious resolution of the matter submitted to the NFMB.

     (iii)The mediation decision to be rendered by the NFMB will be binding upon all parties to the mediation.

     (iv) The party for whom a favorable decision is rendered shall receive from the other party reimbursement for all out of pocket costs and expenses, including attorneys fees incurred and any PIN study conducted with respect to the mediation which are determined to be reasonable by the NFMB.

     (v) At the conclusion of the mediation, the NFMB shall issue its decision either supporting Developer and indicating that the last Restaurant need not be developed as a part of the Subsequent Development Period in question, or conversely, supporting Franchisor and indicating that the last Restaurant should be a part of the development for that Subsequent Development Period.

     (vi) If the decision of the NFMB supports the Developer, then in such an event, the Developer shall maintain its exclusive rights to the Territory, and shall continue to maintain its right to develop therein in the future. Provided, however, Franchisor may request further development during future Subsequent Development Periods. In addition Franchisor shall reimburse Developer the $35,000 previously deposited at the commencement of the mediation process.

     (vii)If the decision of the NFMB supports the Franchisor then in such an event, the Devleoper shall be required to construct and open the last Restaurant, pursuant to the development schedule originally listed as a part of the Subsequent Development Period so in question. In addition, the funds previously deposited by Developer with Franchisor shall be applied to the Franchise fee due for such Restaurant. However, in the event Developer fails to develop the Restaurant, the $35,000 shall be forfeited and shall become the exclusive property of Franchisor and further, the exclusive development rights granted by the Development Agreement shall terminate and be of no further force and effect.

     (c) If after a new developer has been appointed to open the last Restaurant, and said Restaurant has opened for operation, and within the first twelve (12) months of operation of said Restaurant, Developer believes that said new developer's Restaurant has had a significant cannibalization effect upon one or more of Developer's Restaurants, then, in such in event, the Developer may avail itself of the following post impact process ("Post Impact Process"). The Post Impact Process will consist of the submission of the positions of the Developer, new developer and Franchisor to the NFMB for study and mediation. The Post Impact Process is and shall be from time to time more fully outlined in the Manuals. The NFMB shall have the right to issue a non-binding determination as to whether or not the Developer's Restaurant or Restaurants (as the case may be) were, in fact significantly cannibalized as contended by Developer and if so determined, a recommendation on whether any and what type of royalty relief or other relief, if any, should be granted Developer. The parties agree to exhaust the foregoing remedies and seek the mediation provided by the NFMB prior to submitting the matter to any judicial tribunal.

18. Developer and Principal Shareholder[s] hereby acknowledge and agree that each of them, jointly and severally, shall remain liable to Franchisor including, if appropriate, interest thereon, for any royalties, franchise fees, advertising fees and other charges and expenses as determined by Franchisor to be incurred by and due from Developer prior to the date hereof.

19. Developer and Principal Shareholder[s] hereby warrant and represent to Franchisor that:

     (a) Developer is a [corporation] duly organized and validly existing under the laws of the State of [_______________] and is in good standing under the laws of all other states or jurisdictions where the conduct of its business requires such qualifications; Developer has all requisite [corporate] power and authority to own all of its assets and carry on its business as now conducted.

     (b) The execution and delivery of this Amendment and the consummation of the transactions contemplated hereby have been duly and validly authorized by the [Board of Directors] of Developer and by all other necessary [corporate] action. This Amendment has been duly executed and validly delivered by Developer and the Principal Shareholder[s] and constitutes a legally binding agreement on them.

     (c) The execution, delivery and performance of this Amendment and the consummation of the obligations contemplated hereby do not and will not (i) conflict with the organizational documents of Developer or
          (ii) result in any breach of any of the provisions of, or constitute a default under, any contract, agreement, commitment, indenture, mortgage, note, security interest, bond, license, pledge, encumbrance, lien, claim, charge, right, option, or other instrument or obligations to which Developer or the Principal Shareholder[s] or any of them individually is now a party or by which any of them may be bound or affected; or (iii) violate any law, statute, ordinance, rule, or regulation of any administrative agency or governmental body, or any order, writ, injunction, judgment or decree of any court, administrative agency, or governmental body, or any decision or finding of any arbitration panel to which Developer or the Principal Shareholder[s] is subject.

     (d) There is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending, or to the knowledge of Developer or Principal Shareholder[s] threatened, against Developer or affecting the System or the operation of the Restaurants to which either Developer or the Principal Shareholder[s] is a party.

     (e) Developer and Principal Shareholder[s] are otherwise in compliance with their obligations, covenants and agreements as set forth in the Development Agreement and any Franchise Agreement executed as of the date hereof.

20. Except as otherwise expressly set forth in this Amendment, the Development Agreement[s] and any addendum or amendment thereto made and entered prior to the date hereof shall remain in full force and effect, Developer and Principal Shareholders hereby reaffirming and readopting said instruments, the same as if they were fully set forth herein.

21. Except as otherwise expressly set forth in this Amendment, the Franchise Agreement[s] and any addendum or amendment thereto made and entered prior to the date hereof shall remain in full force and effect, Developer and Principal Shareholders hereby reaffirming and readopting said instruments, the same as if they were fully set forth herein.

22. Developer and Principal Shareholder[s], jointly and severally, represent and warrant to Franchisor that with respect to the terms of this Amendment, they have sought and have been represented by independent legal counsel. Said legal counsel has fully and completely explained to Developer and Principal Shareholders the terms and conditions of this Amendment. Accordingly, Developer and Principal Shareholders hereby acknowledge that they enter this Amendment to Development Agreement with a full understanding of the terms and conditions contained herein.

23. This Amendment to Development Agreement and the documents and instruments referred to herein constitute the entire agreement between the parties, superseding and canceling any and all prior and contemporaneous agreements, understandings, representations, inducements and statements, oral or written, of the parties in connection with the subject matter hereof.

24. Except as expressly set forth herein or in the documents or instruments herein referred to, no further amendment or modification of this Amendment to Development Agreement shall be binding unless executed in writing by the parties hereto or their authorized successors or assigns.

25. If any part of this Amendment shall for any reason be declared invalid, unenforceable or impaired in any way, the validity of the remaining portions shall remain in full force and effect as if this Amendment had been executed with such invalid portion eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portion of this Amendment without including therein any such portions which might be declared invalid.

26. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns and shall be construed in accordance with and governed by the laws of the state of Kansas [Missouri], except as to any "choice of law" provision or rule thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers the day and year first above written.


                                   FRANCHISOR:

WITNESS:                                     APPLEBEE'S INTERNATIONAL, INC.


____________________________              By: ______________________________
Robert T. Steinkamp                           Steven K. Lumpkin
Secretary                                     Executive Vice President
                                              of Strategic Development


                                             DEVELOPER:
                                             ---------

WITNESS:                                    [__________________________]


                                          By: _______________________________
Name: ________________________          Name: ____________________________
Title: _________________________       Title: _____________________________


                                             PRINCIPAL SHAREHOLDERS:
                                             ----------------------

Witness

----------------------------                [---------------------------- ]

Witness

----------------------------                [---------------------------- ]

                                   SCHEDULE 1

                                [developer name]



       DOCUMENT *                  LOCATION                       DATE


Development Agreement            ____________ ADI
                                 _________________ ADI
                                 _________________ ADI



Franchise Agreement              [Restaurant address]




Franchise Agreement              [Restaurant address]




* Each document specified includes the original document plus all amendments or addendums thereto.

                                    EXHIBIT A

                                  APPENDIX A.2
              to Development Agreement for the following Territory:
                           [list applicable A.D.I.'s]




                                  METRO.        SMALL COUNTY
                                   DEV.             DEV.           OPEN AND
            ADI                 POTENTIAL        POTENTIAL       OPERATING BY
---------------------------- ---------------- ---------------- -----------------

                                  SCHEDULE 1-A

                                [developer name]